SERVICES AGREEMENT

The terms and conditions of this Services Agreement between Pacific Investment Management Company LLC (“PIMCO”) and Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively the “Company”) are effective as of March 28, 2002.

WHEREAS, the Company, PIMCO Funds Distributors LLC and PIMCO Variable Insurance Trust (the “Trust”) have entered into a Fund Participation Agreement dated March 28, 2002 as may be amended from time to time (the “Participation Agreement”), pursuant to which the Company, on behalf of certain of its separate accounts (the “Separate Accounts”), purchases Administrative Class shares (“Shares”) of certain Portfolios of the Trust (“Portfolios”) to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts (“Variable Contracts”) offered by the Company, which Portfolios may be one of several investment options available under the Variable Contracts; and

WHEREAS, PIMCO recognizes that it will derive substantial savings in administrative expenses by virtue of having a sole shareholder rather than multiple shareholders in connection with each Separate Account’s investments in the Portfolios, and that in the course of soliciting applications for Variable Contracts issued by the Company and in servicing owners of such Variable Contracts, the Company will provide information about the Trust and its Portfolios from time to time, answer questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners’ interests in one or more Portfolios, and provide services respecting investments in the Portfolios; and

WHEREAS, PIMCO wishes to compensate the Company for the efforts of the Company in providing written and oral information and services regarding the Trust to Variable Contract owners; and

WHEREAS, the following represents the collective intention and understanding of the service fee agreement between PIMCO and the Company.

NOW, THEREFORE, in consideration of their mutual promises, the Company and PIMCO agree as follows:

1.  Services.  The Company and/or its affiliates agree to provide services (“Services”) to owners of Variable Contracts including, but not limited to:  teleservicing support in connection with the Portfolios; delivery of current Trust prospectuses, reports, notices, proxies and proxy statements and other informational materials; facilitation of the tabulation of Variable Contract owners’ votes in the event of a Trust shareholder vote; maintenance of Variable Contract records reflecting Shares purchased and redeemed and Share balances, and the conveyance of that information to the Trust or PIMCO as may be reasonably requested; provision of support services, including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners’ interests in one or more Portfolios; provision and administration of Variable Contract features for the benefit of Variable Contract owners in connection with the Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

2. Compensation.  In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to ([XX]) basis points ([XX%]) of the average daily value of the Shares held in the Separate Accounts.  Such payments will be made monthly in arrears.  For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month.  The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter.  Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

3. Term.  This Services Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one year periods.  This Services Agreement may be terminated by either party hereto upon 30 days written notice to the other.  This Services Agreement shall terminate automatically upon the redemption of all Shares held in the Separate Accounts, upon termination of the Participation Agreement, upon a material, unremedied breach of the Participation Agreement, as to a Portfolio upon termination of the investment advisory agreement between the Trust, on behalf of such Portfolio, and PIMCO, or upon assignment of the Participation Agreement by either the Company or PIMCO.  Notwithstanding the termination of this Services Agreement, PIMCO will continue to pay the service fees in accordance with paragraph 2 so long as net assets of the Separate Accounts remain in a Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation.

4. Amendment.  This Services Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5. Effect on Other Terms, Obligations and Covenants.  Nothing herein shall amend, modify or supersede any contractual terms, obligations or covenants among or between any of the Company, PIMCO or the Trust previously or currently in effect, including those contractual terms, obligations or covenants contained in the Participation Agreement.

In witness whereof, the parties have caused their duly authorized officers to execute this Services Agreement.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

__________________________________________
By:            Jeffrey M. Sargent
Title:                       Senior Vice President
Date:                       December 19, 2002

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

__________________________________________
By:	William G. Goslee
Title:	Vice President – Investment & Advisory Server
Date:	[January 25, 2003]

AMENDMENT NO. 1 TO PIMCO VARIABLE INSURANCE TRUST
SERVICES AGREEMENT

This Amendment No. 1 to the PIMCO Variable Insurance Trust Services Agreement dated March 28, 2002, between PIMCO Variable Insurance Trust (the “Trust”) and Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (“Authorized Firm”) is effective as of __January 1, 2003___.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Trust and Authorized Firm entered into the Agreement to provide for certain administrative, record keeping and investor services for customers of the Authorized Firm that invest in the Portfolios of the Trust;

NOW, THEREFORE, in consideration of their mutual promises, the Trust and Authorized Firm acting pursuant to Section 13 of the Agreement, agree as follows:

1.  Nationwide Life Insurance Company of America and Nationwide Life and Annuity Company of America are hereby added as additional parties to the Agreement.

2.           All references to the “Company” in the original agreement shall now include Nationwide Life Insurance Company of America and Nationwide life and Annuity Company of America (hereafter collectively the “Authorized Firm”).

3.	Section 15 is added as follows:

Termination of Prior Agreements.  The parties agree that by this Amendment the following Agreements are superseded and replaced:

•
The PIMCO Variable Insurance Trust Services Agreement between Nationwide Life Insurance Company of America (fna Provident Mutual Life Insurance Company) and PIMCO Variable Insurance Trust dated June 1, 2001 and assigned on or about October 1, 2002; and

•
The PIMCO Variable Insurance Trust Services Agreement between Nationwide Life and Annuity Company of America (fna Providentmutual Life and Annuity Company of America) and PIMCO Variable Insurance Trust dated April 1, 2001 and assigned on or about October 1, 2002.

4.	The Agreement, as amended, is and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

This Amendment No. 1 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

PIMCO Variable Insurance Trust

By:  _________________________                                                                                     Address for Notices:
Name:     [Jeffrey M. Sargent]                                                                          840 Newport Center Drive
Title:  __Senior Vice President____                                                                                     Newport Beach, CA  92600
Fax:  (949) 720-6773

AUTHORIZED FIRM:

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company

By:  __________________________
Name:  _[William G. Goslee]_______
Title:  __Vice President___________

Nationwide Life Insurance Company of America
Nationwide Life and Annuity Company of America

By:  __________________________
Name:      [Kevin S. Crossett]
Title:  ___V. P. & Asst. Secretary___

Address for Notices:
One Nationwide Plaza
1-09-V3
Columbus, Ohio  43215
Attention:  Securities Officer
FAX:  (614) 677-2295

AMENDMENT NO. 2 TO SERVICES AGREEMENT

This Amendment No. 2 to the Services Agreement dated March 28, 2002, as amended, (the “Agreement”) between Pacific Investment Management Company LLC (“PIMCO”) and Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America, and Nationwide Life and Annuity Company of America (collectively the “Company”) is effective as of May 1, 2004.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, PIMCO and the Company entered into the Agreement to provide for the rendering of services to the owners of variable annuity and/or variable life insurance contracts (“Variable Contracts”) offered by the Company that use shares of certain Portfolios of PIMCO Variable Insurance Trust (the “Trust’) as the underlying investment vehicle;

NOW, THEREFORE, in consideration of their mutual promises, PIMCO and the Company, acting pursuant to Section 4 of the Agreement, agree as follows:

1.	Schedule A is amended to add the All Asset Portfolio. The Amended Schedule A is attached to and made a part of this Agreement.

2.	The Agreement, as amended, is and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

This Amendment No. 2 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

____________________________________________
By:           Jeffrey M. Sargent
Title:                      Executive Vice President

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

____________________________________________
By:           William G. Goslee
Title:                      VP, Investment and Advisory Services

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA
NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA
____________________________________________
By:           Kevin S. Crossett
Title:                VP and Assistant SecretarySCHEDULE A

Nationwide Insurance Portfolio	Fee effective January 1, 2003 through December 31, 2004	Fee effective January 1, 2005 on assets per Portfolio basis
Total Return, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $200 MM: XX bps $200 - $500 MM: XX bps More than $500 MM: XX bps
High Yield, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $100 MM: XX bps More than $100 MM: XX bps
Low Duration, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $100 mil.: XX bps More than $100 MM: XX bps
Real Return, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $100 mil.: XX bps More than $100 MM: XX bps

Nationwide Insurance Portfolio	Fee effective May 1, 2004
All Asset, Admin. Class	XX bps

AMENDMENT NO. 3 TO SERVICES AGREEMENT

This Amendment No. 3 to the Services Agreement dated March 28, 2002, as amended, (the “Agreement”) between Pacific Investment Management Company LLC (“PIMCO”) and Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America and Nationwide Life and Annuity Company of America (collectively the “Company”)  is effective as of July 1, 2004.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, PIMCO and the Company entered into the Agreement to provide for the rendering of services to the owners of variable annuity and/or variable life insurance contracts (“Variable Contracts”) offered by the Company that use shares of certain Portfolios of PIMCO Variable Insurance Trust (the “Trust’) as the underlying investment vehicle;

NOW, THEREFORE, in consideration of their mutual promises, PIMCO and the Company, acting pursuant to Section 4 of the Agreement, agree as follows:

3.	Schedule A is amended to add the CommodityRealReturn Strategy Portfolio. The Amended Schedule A is attached to and made a part of this Agreement.

4.	The Agreement, as amended, is and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

This Amendment No. 3 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

____________________________________________
By:           Jeffrey M. Sargent
Title:                      Executive Vice President

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

____________________________________________
By:           William G. Goslee
Title:                      VP, Investment and Advisory Services

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA
NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA
____________________________________________
By:           Kevin S. Crossett
Title:                      VP and Assistant Secretary
SCHEDULE A

Nationwide Insurance Portfolio	Fee effective January 1, 2003 through December 31, 2004	Fee effective January 1, 2005 on assets per Portfolio basis
Total Return, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $200 MM: XX bps $200 - $500 MM: XX bps More than $500 MM: XX bps
High Yield, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $100 MM: XX bps More than $100 MM: XX bps
Low Duration, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $100 mil.: XX bps More than $100 MM: 20 bps
Real Return, Admin. Class	XX bps	Less than $50 MM: XX bps $50 - $100 mil.: XX bps More than $100 MM: XX bps

Nationwide Insurance Portfolio	Fee effective May 1, 2004
All Asset, Admin. Class	XX bps

Nationwide Insurance Portfolio	Fee effective July 1, 2004
CommodityRealReturn Strategy, Admin. Class	XX bps